UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008 (August 12, 2008)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On Wednesday, August 13, 2008 (11:20 a.m. mountain time), J. Russell Porter, Chairman, President and Chief Executive Officer of Gastar Exploration Ltd. (the “Company”), will make a presentation at the 2008 Oil & Gas Conference hosted by EnerCom in Denver, Colorado. Copies of the presentation will be available to conference attendees on Tuesday, August 12, 2008. At the presentation, the Company will provide updated information related to the Company’s proved reserves as of June 30, 2008. Total proved reserves at June 30, 2008 were 63.6 billion cubic feet of natural gas equivalents (“Bcfe”), up from 54.9 Bcfe at year end 2007. Interested parties can listen to an audio webcast of the presentation and view accompanying presentation materials by visiting the Investor Relations page of Company’s website at www.gastar.com and select Events/Presentations. A replay will be archived on the web site shortly after the presentation concludes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: August 12, 2008	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer